Exhibit 4.8(b)

AMENDMENT NO. 2 TO UNDERTAKING AGREEMENT

AMENDMENT dated as of November 2, 2005 to the Undertaking Agreement dated as of December 17, 2003 (the "Undertaking Agreement") by EQUISTAR CHEMICALS, LP, a Delaware limited partnership ("Equistar"), in favor of the PURCHASERS (as defined in the Receivables Purchase Agreement dated as of December 17, 2003 (the "Receivables Agreement") among Equistar Receivables II, LLC, as Seller, Equistar, as Servicer, the Purchasers from time to time party thereto, Credit Suisse First Boston, JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association, as co-documentation agents, Bank of America, N.A. and Citicorp USA, Inc., as co-asset agents, and Citicorp USA, Inc., as administrative agent (the "Agent") for the Purchasers) and CITICORP USA, INC., as Agent.

The parties hereto agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Undertaking Agreement, or incorporated by reference therein, has the meaning assigned to such term in the Undertaking Agreement or so incorporated. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Undertaking Agreement shall, after this Amendment becomes effective, refer to the Undertaking Agreement as amended hereby.

Section 2. Amendments to Article 4. (a) Section 4.06 of the Undertaking Agreement is hereby amended by deleting the amount "$25,000,000" specified therein and inserting the amount "$75,000,000" in place thereof.

(b) Clause (d) of Section 4.10 of the Undertaking Agreement is hereby amended by deleting the amount "$50,000,000" specified therein and inserting the amount "$75,000,000" in place thereof.

(c) Section 4.13 of the Undertaking Agreement is hereby amended by deleting the amount "$250,000,000" specified therein and inserting the amount "$300,000,000" in place thereof.

Section 3. Representations of Equistar. Equistar represents and warrants that (i) the representations and warranties of Equistar set forth in Article 2 of the Undertaking Agreement and Article IV of the Receivables Agreement will be true in all material respects on and as of the Amendment Effective Date (as defined below) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no Potential Event of Termination or Event of Termination will have occurred and be continuing on such date.

Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 6. Effectiveness. This Amendment shall become effective on the first date when, and simultaneously with the time upon which, the following conditions are met (the "Amendment Effective Date"):

(a) the Agent shall have received counterparts hereof signed by each of the Required Purchasers and Equistar (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received in form satisfactory to it facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

(b) the Agent, Citigroup Global Markets, Inc. and Banc of America Securities LLC shall have received payment of all amendment fees (including any fees for the account of the Purchasers in amounts heretofore mutually agreed) arrangement fees, other costs, fees and expenses (including, without limitation, reasonable legal fees and expenses for which invoices shall have been submitted to Equistar) and other compensation due and payable to any of the foregoing on or prior to the Amendment Effective Date in connection with the Transaction Documents or this Amendment; and

(c) Amendment No. 2 to the ABF Agreement shall be effective.

Promptly after the Amendment Effective Date occurs, the Agent shall notify Equistar and the Purchasers thereof, and such notice shall be conclusive and binding on all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

EQUISTAR CHEMICALS, LP
By:	/s/ Karen A. Twitchell
Name: Karen A. Twitchell
Title: Vice President and Treasurer

CITICORP USA, INC.
By:	/s/ David Jaffe
Name: David Jaffe
Title: Director/Vice President

Bank of America, N.A.
By:	/s/ Stephen King
Name: Stephen King
Title: Vice President

JPMORGAN CHASE BANK, N.A.
By:	/s/ Stacey L. Haimes
Name: Stacey L. Haimes
Title: Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH (Formerly known as Credit Suisse First Boston, Acting Through Its Cayman Islands Branch)
By:	/s/ Thomas R. Cantello
Name: Thomas R. Cantello
Title: Vice President

By:	/s/ Gregory S. Richards
Name: Gregory S. Richards
Title: Associate

WACHOVIA BANK, NATINAL ASSOCIATION, FORMERLY KNOWN AS CONGRESS FINANCIAL CORPORATION (SOUTHWEST)
By:	/s/ M. Galovic Jr.
Name: M. Galovic Jr.
Title: Vice President

Webster Business Credit Corp.
By:	/s/ Christopher Hill
Name: Christopher Hill
Title: Vice President

AMSOUTH BANK
By:	/s/ Bruce Kasper
Name: Bruce Kasper
Title: Attorney in Fact

LaSALLE BUSINESS CREDIT, LLC
By:	/s/ Jeffrey G. Saperstein
Name: Jeffrey G Saperstein
Title: Vice President

SIEMENS FINANCIAL SERVICES, INC.
By:	/s/ Frank Amodio
Name: Frank Amodio
Title: Vice President - Credit

UBS AG, STAMFORD BRANCH
By:	/s/ Richard L. Tavrow
Name: Richard L. Tavrow
Title: Director, Banking Products Services, US

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director, Banking Products Services, US

The Bank of New York
By:	/s/ John V. Yancey
Name: John V. Yancey
Title: Managing Director

Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc.
By:	/s/ James Betz
Name: James Betz
Title: Vice President

General Electric Capital Corporation
By:	/s/ Dwayne Coker
Name: Dwayne Coker
Title: Duly Authorized Signor

GMAC COMMERCIAL FINANCE LLC
By:	/s/ Robert F. McIntire
Name: Robert R. McIntire
Title: Director

VELOCITY CLO, LTD. By: TCW Advisors, Inc., Its Collateral Manager
By:	/s/ G. Wayne Hosang
Name: G. Wayne Hosang
Title: Vice President By: ___/s/ Vikas Mavinkurve_______ Name: Vikas Mavinkurve Title: Vice President

LOAN FUNDING I LLC, a wholly owned subsidiary of Citibank, N.A. By: TCW Advisors, Inc., As Portfolio Manager of Loan Funding I LLC
By:	/s/ G. Wayne Hosang
Name: G. Wayne Hosang
Title: Vice President By: ___/s/ Vikas Mavinkurve_______ Name: Vikas Mavinkurve Title: Vice President

FIRST 2004-II CLO, LTD. By: TCW Advisors, Inc., Its Collateral Manager
By:	/s/ G. Wayne Hosang
Name: G. Wayne Hosang
Title: Vice President By: ___/s/ Vikas Mavinkurve_______ Name: Vikas Mavinkurve Title: Vice President

National City Business Credit, Inc.
By:	/s/ Anthony Alexander
Name: Anthony Alexander
Title: Vice President

Wells Fargo Foothill, LLC
By:	/s/ Patrick McCormack
Name: Patrick McCormack
Title: Assistant Vice President

LLOYDS TSB COMMERCIAL FINANCE LIMITED
By:	/s/ Paul Herrington
Name: Paul Herrington
Title: International Director, ABL

UPS CAPITAL CORPORATION, as a Lender
By:	/s/ John P. Holloway
Name: John P. Holloway
Title: Director of Portfolio Management

CALYON NEW YORK BRANCH
By:	/s/ Page Dillehunt
Name: Page Dillehunt
Title: Director By: ___/s/ Bertrand Cord'homme____ Name: Bertrand Cord'homme Title: Director

RZB Finance LLC
By:	/s/ John A. Valiska
Name: John A. Valiska
Title: First Vice President By: ___/s/ Christoph Hoedl________ Name: Christoph Hoedl Title: Group Vice President
Commerzbank AG, New York and Grand Cayman Branches
By:	/s/ Andrew Campbell
Name: Andrew Campbell
Title: Senior Vice President By: ___/s/ Andrew Kjoller__________ Name: Andrew Kjoller Title: Vice President
ALLIED IRISH BANKS, p.l.c.
By:	/s/ Martin Chin
Name: Martin Chin
Title: Senior Vice President By: ___/s/ Brian Deegan__________ Name: Brian Deegan Title: Assistant Vice President